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                                                                    EXHIBIT 99.1
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        AMERICAN ORIENTAL BIOENGINEERING INC. SIGNS DEFINITIVE AGREEMENTS
                       ON A $60 MILLION PRIVATE PLACEMENT

     HONG KONG--(BUSINESS WIRE)--Nov. 29, 2005--American Oriental Bioengineering, Inc. (AMEX: AOB - News), a leading Chinese manufacturer and distributor of pharmaceutical and nutraceutical products, announced today that it has signed definitive agreements with accredited investors in respect to the previously announced offering of 12,500,000 units, each unit consisting of one share of its common stock and three-tenths of a warrant to purchase one share of its common stock, at a price of $4.80 per unit, for anticipated aggregate gross proceeds of $60 million. The warrants have an exercise price of $6.50 per share of common stock. The proceeds, net of offering fees and expenses, will be used to finance acquisitions and for general corporate purposes. The closing will take place after approval from the American Stock Exchange and the Archipelago Exchange (ArcaEx) of additional listing applications with respect to the securities to be issued in such offering.

     The shares and warrants have not been registered under the Securities Act of 1933, as amended, (the "Securities Act"), or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. American Oriental Bioengineering is obligated to register the shares, including the shares issuable upon exercise of the warrants, for resale on a registration statement to be filed within 45 days of the closing of the transaction and to be effective within 90 days of the closing of the transaction.

     After accounting for conversion of the warrants issued pursuant to the transaction, American Oriental Bioengineering will be issuing 17,387,500 shares of its common stock. The company currently has approximately 9,700,000 shares of common stock available for issuance. As a result, the company is required to obtain shareholder approval to amend its certificate of incorporation to increase the number of authorized shares that it is permitted to issue. In addition, the rules of the American Stock Exchange require the company to obtain shareholder approval as a result of the issuance of greater than 20% of its currently outstanding stock at a discount to the current market price. A portion of the proceeds of the offering will be held in escrow until the company obtains the required shareholder approval.

     This announcement shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About American Oriental Bioengineering Inc.

     American Oriental Bioengineering Inc. (AOBO) uses proprietary processes for producing soybean protein peptide more efficiently than traditional extracting techniques. These techniques are used to manufacture and formulate supplemental and medicinal products. Soybean peptides are used widely in general food, health food products and medicines, among other applications. AOBO also produces Cease-Enuresis Soft Gel, the only China State FDA-approved first-grade, plant-based prescription medicine that is specially formulated to help alleviate bed-wetting and incontinence. The company is a leading producer of products in both the nutraceuticals and pharmaceuticals areas in China. For more information, visit http://www.bioaobo.com.

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     This news release contains forward-looking statements as defined by the
Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:
American Oriental Bioengineering Inc.
Lily Li, 212-786-7568 (U.S.) or +86-451-86688139 (China)